Prospectus Supplement #1 (to prospectus dated June 11, 2003)	Filed pursuant to Rule 424(b)(3) Registration No. 333-103285

6222 185th Avenue NE

Redmond, Washington 98052

(425) 702-8808

4,695,288 SHARES

COMMON STOCK

This prospectus supplement relates to the re-offer and resale of shares of our common stock, which we issued in connection with our acquisition of Captura Software, Inc., by existing stockholders of Concur. You should read this prospectus supplement in conjunction with our prospectus dated June 11, 2003, which is to be delivered with this prospectus supplement.

The information in the table appearing under the heading “Selling Stockholders” in the prospectus is amended and superseded in part by the information appearing in the table below:

Name	Shares Beneficially Owned Prior to the Offering*	Maximum Number of Shares to be Offered by Each Selling Stockholder*
Oak Investment Partners VII, L.P.**
Endowment Venture Partners III, L.P.	92,056	92,056
Boston Safe Deposit & Trust Company, as Trustee for Minnesota Mining & Manufacturing Co. Employee Retirement Income Plan	69,034	69,034
Old Westbury Venture Capital Fund, LLC	69,034	69,034
Northern Trust as Trustee for the Pfizer Retirement Annuity Trust	69,034	69,034
Horsley Bridge Fund IV, L.P.	55,229	55,229
Nassau Capital Funds L.P.	46,029	46,029
The University of Chicago	46,026	46,026
The Church Pension Fund	46,026	46,026
Emory University	46,026	46,026
Utah Retirement Systems	46,026	46,026
The Ford Foundation	36,822	36,822
The William and Flora Hewlett Foundation	36,822	36,822
Fox Venture Partners, L.P.	32,216	32,216

Name	Shares Beneficially Owned Prior to the Offering*	Maximum Number of Shares to be Offered by Each Selling Stockholder*
Unviersity of Notre Dame du Lac	32,216	32,216
Ewing Marion Kauffman Foundation	29,912	29,912
Moussetrap	25,312	25,312
Trustees of Amherst College	23,009	23,009
BT Investment Partners, Inc.	23,009	23,009
Nortrust Nominees Limited as Custodian Trustee for the Civil Aviation Authority Pension Scheme	23,009	23,009
JPMorganChase Bank as Directed Trustee for the Corning Incorporated Retirement Master Trust	23,009	23,009
Trustees of Dartmouth College	23,009	23,009
Group Trust Agreement Pursuant to the Hewlett Packard Company Deferred Profit Sharing Plan and Retirement Plan and the Agilent Technologies, Inc. Deferred Profit-Sharing Plan and Retirement Plan	23,009	23,009
Northern Trust Company as Trustee for the Illinois Municipal Retirement Fund	23,009	23,009
Regents of the University of Michigan	23,009	23,009
Pantheon USA Fund II Limited	23,009	23,009
Rensselaer Polytechnic Institute	23,009	23,009
The Board of Trustees of the Leland Stanford Junior University	23,009	23,009
Trustees of the Cheyne Walk Trust	23,009	23,009
HB-PGGM Fund II, L.P.	18,407	18,407
Board of Pensions Commissioners of the City of Los Angeles	18,407	18,407
Pomona College	18,407	18,407
Chancellor LGT Partnership Fund, L.P.	13,809	13,809
Guayacan Fund of Funds, L.P.	13,809	13,809
Northeastern University	13,809	13,809
Shea-Paul Ventures, LLC	13,809	13,809
The Sherman Fairchild Foundation	13,809	13,809
The Rector and Visitors of the University of Virginia	13,809	13,809
UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust – 1997 Primary Fund	11,738	11,738
Trustees of the Ronald Family Trust B	11,507	11,507
State Universities Retirement System	11,507	11,507
The Trustees of Hamilton College	9,208	9,208
Abbott Capital Private Equity Fund, L.P.	4,598	4,598
Retirement Annuity Plan for Employees of the Army and Air Force Exchange Service Trust	4,598	4,598
Carleton College	4,598	4,598
J.E. Evans Trust FBO Gordon B. Pattee	4,598	4,598
Iceship & Co.	4,598	4,598
The 1996 Brinson Partnership Fund Offshore Series Company Ltd.	2,329	2,329
EFG Trust II	2,302	2,302
Brinson Partnership Fund – 1996 Fund, L.P.	2,043	2,043

Name	Shares Beneficially Owned Prior to the Offering*	Maximum Number of Shares to be Offered by Each Selling Stockholder*
Oak VII Affiliate Fund, L.P.**
Bayview Investors, Ltd.	1,051	1,051
Oak Management Pension Plan & Trust	525	525
Healthcare Services – OAK, LLC	519	519
David B. Black	498	498
Banc of America Securities	485	485
Rod A. Beckstrom Trust U/D/T dated Nov. 21, 1995	485	485
R. Stephen Cheheyl	485	485
Paul Lewis Davies, III	485	485
DeGeus-John Family Trust dated 9/8/99	485	485
Dixon and Carol Doll Family Trust	485	485
Federico Faggin	485	485
Norman E. Gaut	485	485
Bernard Goldstein	485	485
Stewart Greenfield	485	485
HHSS Investors, A General Partnership	485	485
Harvey C. Jones, Jr. and Barbara E. Jones, Co-Trustees of the Jones Living Trust	485	485
Stephen J. Luczo	485	485
John Lynch and Nancy D. Lynch, TTEE UTA 5/2/2000	485	485
Matthew D. Miller	485	485
Norman H. Nie	485	485
O’Sullivan LLP Profit Sharing Plan for the Benefit of Certain Partners	485	485
Pangaea Partners, L.P.	485	485
Louis J. Piazza	485	485
Providence Investment Company Limited	485	485
Quattrone Family Trust	485	485
Ramsey/Beirne Associates, Inc.	485	485
Jure Sola and Michelle R. Sola, Trustees of the Sola Family Trust – 1999 U/L DTD October 8, 1999	485	485
Leland Strange	485	485
Swanson Family Fund, Ltd.	485	485
WS Investment Company 97/A	485	485
Henry E. Blair	473	473
Christopher Grant, Jr.	473	473
Seth Harrison	473	473
David R. and Eunice S. King	473	473
Joseph A. Mollica	473	473
Naresh Nagpal	473	473
Richard A. Norling	473	473
The Sheldon D.Asher Trust dated 08/31/98	393	393
The Fullerton Trust dated 1/23/94	393	393
Lucille Lanza Hagstrum, Trustee of the Lanza Family Trust	393	393

Name	Shares Beneficially Owned Prior to the Offering*	Maximum Number of Shares to be Offered by Each Selling Stockholder*
Randall A. Lipps	393	393
William F. Murdy	393	393
Theodore Schlissel and Debora K. Grobman	393	393
Frank A Solomon IRRA	393	393
Henri A. Termeer	393	393
Oak VII Affiliates, L.L.C.	318	318
David and Tracey Scheer	314	314
Lewis J. Shuster	314	314
Mone Anathan, III	262	262
Edgar F. Berner Trust DTD 2/17/89	262	262
Jeffrey H. Brotman	262	262
Thad Eidman, as Trustee of the Non-Exempt Family Trust FBO Descendants of Michele A. Cassidy under Article IV.A of the Michele A. Cassidy Revocable Trust U/A DTD 10/13/98	262	262
C. Donald Dorsey	262	262
1999 Douglass Family Trust	262	262
Richard L. Federico	262	262
Paul M. Fleming	262	262
David I. Fuente	262	262
Samuel J. Gerson	262	262
James F. Gibbons	262	262
Mark Hansen	262	262
Murray C. Huneke and Maria S. Huneke, Trustees of the Huneke Family Trust U/D/T dated October 23, 1997	262	262
Robert W. Kitts	262	262
Steven E. Lebow	262	262
John Mackey	262	262
Henry J. Nasella IRA Account (Smith Barney) #382-63373-17-361	262	262
Thomas R. Owens	262	262
Samuel J. Parker & Sandra S. Parker Family Trust dated 9/10/82	262	262
Price Trust U/D/T 10/5/84	262	262
Walter Rossi	262	262
Ajit S. Shah	262	262
Donald S. Spear	262	262
David R.A. Steadman	262	262
Thomas G. Sternberg	262	262
Susumu Tanaka	262	262
Dr. Judy Tsafrir & Peter N. Vicars	262	262
Alan L. Wurtzel Revocable Trust	262	262
The Janina A. Longtine Trust 2001	242	242
Steven C. Walske	242	242
Marc S. Collett	157	157
Claude H. Nash	157	157
Arthur Richard Newton	157	157

Name	Shares Beneficially Owned Prior to the Offering*	Maximum Number of Shares to be Offered by Each Selling Stockholder*
William A. Allen, III	131	131
Alan K. Anderson	131	131
William J.B. Brady III	131	131
DB Securities Inc., Custodian FBO Geoffrey Brooke IRA DTD 01/06/03	131	131
Felicia T. Neczypor	131	131
Mark C. Ozur & Lu Anne M. Van de Pas, JT	131	131
James Wei	105	105
TOTALS:	1,297,413	1,297,413

*	Less than 1% of the outstanding stock of Concur both before and after the offering.

**	As of June 13, 2003, Oak Investment Partners VII, L.P.and Oak VII Affiliate Fund, L.P. have each distributed all of the Concur shares they acquired in the Captura acquisition to the selling stockholders listed in this table.

Investing in our common stock involves a high degree of risk.

See “ Risk Factors” beginning on page 4 of the prospectus.

Also see our Annual Report on Form 10-K for the year ended September 30, 2002, our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003, and other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in other supplements to the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 13, 2003.